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                                                                      EXHIBIT 11

                     DEXTERITY SURGICAL, INC. AND SUBSIDIARY

                     COMUTATION OF EARNINGS (LOSS) PER SHARE
                                   (Unaudited)


                                                                     Three Months Ended June 30,       Six Months Ended June 30,
                                                                  -------------------------------   -------------------------------
                                                                       2000              1999              2000            1999
                                                                  --------------   --------------   --------------   --------------

COMPUTATION OF BASIC LOSS PER SHARE:

      Net loss                                                    $   (1,390,346)  $   (1,282,026)  $   (2,287,671)  $   (1,534,455)
      Preferred Stock Dividends                                          (40,900)         (43,900)         (81,800)         (87,683)
                                                                  --------------   --------------   --------------   --------------
Net loss available for common stock shareholders                      (1,431,246)      (1,325,926)      (2,369,471)      (1,622,138)
                                                                  ==============   ==============   ==============   ==============

WEIGHTED AVERAGE SHARES OF COMMON STOCK
      OUTSTANDING USED FOR COMPUTATION                                11,237,151       10,212,742       10,750,331        8,929,409
                                                                  ==============   ==============   ==============   ==============

BASIC LOSS PER COMMON SHARE                                       $         (.13)  $         (.13)  $         (.22)  $         (.18)
                                                                  ==============   ==============   ==============   ==============


COMPUTATION OF DILUTED LOSS PER SHARE:
      Net loss                                                    $   (1,390,346)  $   (1,282,026)  $   (2,287,671)  $   (1,534,455)
      Interest on Convertible Debentures                          $       67,500   $       67,500   $      135,000   $      135,000
                                                                  --------------   --------------   --------------   --------------

           Net loss used for computation                          $   (1,322,846)  $   (1,214,526)  $   (2,152,671)  $   (1,399,455)
                                                                  ==============   ==============   ==============   ==============


Weighted average shares of common stock outstanding                   11,237,151       10,212,742       10,750,331        8,929,409
Weighted average incremental shares outstanding upon assumed
      conversion of options and other dilutive securities                  5,280            5,282          118,001            5,282
Weighted average incremental shares outstanding upon
      assumed conversion of preferred stock                            1,310,897        1,371,875        1,345,410        1,370,052
Weighted average incremental shares outstanding upon assumed
      conversion of Convertible Debentures                             3,000,000        1,875,000        3,000,000        1,875,000
                                                                  --------------   --------------   --------------   --------------

WEIGHTED AVERAGE SHARES OF COMMON STOCK
      AND COMMON STOCK EQUIVALENTS OUTSTANDING
      USED FOR COMPUTATION                                            15,553,328       13,464,899       15,213,742       12,179,743
                                                                  ==============   ==============   ==============   ==============

DILUTED LOSS PER COMMON SHARE AND COMMON
      SHARE EQUIVALENTS (a)                                       $         (.09)  $         (.09)  $         (.14)  $         (.11)
                                                                  ==============   ==============   ==============   ==============
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(a)  This calculation is submitted in accordance with Item 601(b)(11) of
     Regulation S-B although it is not required by SFAS No. 128 because it is antidilutive. As a result, it is not the amount reflected on the statements of operations.